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                                                                   EXHIBIT 10.24

                               REALNETWORKS, INC.
                     CONTENT LICENSE AND PROMOTION AGREEMENT

This Content License and Promotion Agreement ("Agreement"), effective August 14, 2000 through November 14, 2000 (the "Term"), is between RealNetworks Inc., a Washington corporation located at 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 ("RN"), and Corpas Investments, Inc., d/b/a MediaWebcast ("Provider"), a Florida corporation located at the address set forth below. This Agreement sets forth the terms and conditions under which RN will license the content from Provider, and promote such content to RN's end users.

         WHEREAS, RN has developed, markets and distributes: (a) consumer media software applications, known as RealPlayer Plus, RealJukebox Plus, and Real Entertainment Center Plus, including all updates however named or distributed during the Term, ("Plus Products"); and (b) editorially-driven Internet web sites and services that showcase multimedia content available on the Internet ("RN Properties"), which are accessible in RN's proprietary media delivery software applications, including the Plus Products (collectively, "RN Software");

         WHEREAS, Provider has developed, promotes and markets the Content described on Exhibit A ("Content"); and

         WHEREAS, Provider will exclusively provide Content to RN for use in RN's promotional and marketing activities in the RN Properties, which are designed to offer end users an incentive to purchase Plus Products (the "Promotions," which are more fully described herein and on Exhibit A). The Content shall be accessible to Plus Products end users ("Plus Users") from select areas on Provider's Internet web site ("Provider's Site"), the RN Properties, and the Plus Products.

         NOW THEREFORE, in consideration for the mutual promises and covenants contained herein, the parties agree as follows:

1.       Grant of License.

(A) GENERAL. During the Term, and solely in connection with the Promotions, Provider hereby grants RN the worldwide right and license to: (a) encode the Content into formats described on Exhibit A and copy such encoded files onto RN servers; (b) use, copy, host, record, store digitally or otherwise, and make audio and video reproductions of the Content; (c) publicly perform, publicly display, electronically transmit, distribute, broadcast and rebroadcast the full-length Content via the Internet; (d) edit, create, publicly perform, publicly display, reproduce and transmit excerpts of the Content, the length of which shall be no longer than fifteen (15) seconds ("Excerpts") for use in "Take 5," RN's proprietary, editorially-driven Internet streaming and digital media promotion service; and (e) use the trademarks, logos and trade names of Provider ("Provider's Marks") in connection with the Promotions, in a form and manner approved by Provider; and (d) use the names, likenesses, images, voices, trademarks, and biographical information of the performers associated with or contained within the Content.

(B) EXCLUSIVITY. During the Term, Provider shall not offer or provide the Content to any third party for any of the uses described in Section 1
         (a) above, or for any other use over the Internet.

2. PROVIDER OBLIGATIONS. Except as expressly set forth herein, Provider, and not RN, shall be solely responsible for all costs, activities, obligations and liabilities associated with: (a) obtaining all rights and licenses necessary for RN's authorized use of the Content including, but not limited to, all copyright, trademark rights, rights of publicity and rights of privacy, and any broadcast, rebroadcast, or retransmission rights or permissions; (b) obtaining all necessary permissions and/or release documentation from all persons associated with the Content including, without limitation, all performers; and (c) providing the Content to RN (including written text and images), in the form and manner as mutually agreed between Provider and RN. Additionally, Provider shall promote the Content and the Promotions in the manner described on Exhibit A.


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3.       RN'S OBLIGATIONS. RN shall, via the Promotions, promote and market the
         Content in the RN Properties as an incentive for users to purchase Plus Products. Each end user that directly links to the Plus Products download page from the Promotions and subsequently purchases a Plus Product(s) during that linked session is a Plus User, and shall receive access to the Content. RN and Provider will use commercially reasonable efforts to limit access to the Content to Plus Users. Except as expressly set forth herein, RN, and not Provider shall responsible for all costs, and activities incurred by RN that are associated with hosting and encoding the Content, and with the Promotions. In connection with RN's use of the Content as described herein, RN shall:
         (a) accord Provider with credit in the form and manner communicated to RN by Provider; (b) promote the Content in accordance with the additional promotional activities described on Exhibit A; and (c) provide Provider with the encoded Content files by no later than sixty
         (60) days from the expiration or termination of this Agreement.

4. OWNERSHIP. As between Provider and RN, Provider owns all copyright, trademark, patent and other intellectual property rights in and to, and all other right, title and interest in and to the Content, Provider's Marks, and the Excerpts. As between RN and Provider (excluding the Content, Provider's Marks or other intellectual property provided by Provider to RN), RN owns all copyright, trademark, patent and other intellectual property rights therein, and all other right, title and interest in and to or associated with the Promotions, the Plus Products, Plus Users, RN's Marks, the RN Properties, and the RN Software.

5. RN'S PROMOTIONAL USE. Provider agrees that RN may, during the Term, use the Content and Provider's Marks in connection with RN's marketing and promotional materials and product demonstrations relating to the Plus Products or other related RN Properties.

6. FEES AND ROYALTIES. In consideration for RN's use of the Content, and all promotional activities and exclusive licenses set forth above, RN will pay Provider in accordance with the payment terms set forth on Exhibit A.

7. TERMINATION. If either party materially breaches any provision of this Agreement and such breach has not been cured within fifteen (15) days after the other party has given written notice of such breach, the non-breaching party may terminate this Agreement immediately. Upon termination or expiration of this Agreement for any reason, all licenses granted herein shall terminate except that RN shall have five
         (5) business days to remove the Content from RN's server. Sections 4, 7, 8, 9, 10, 11, 12, 15 and 17 shall survive the expiration or termination of this Agreement for any reason.

8. PROVIDER INDEMNIFICATION. Provider shall defend, indemnify, and hold RN harmless against any and all claims, damages, costs, and expenses (including reasonable attorneys' fees) arising out of or in connection with any third party claim that: (a) the Content in any way violates any existing law, infringes upon or misappropriates any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (b) the Content contains matter which, if published, will be libelous or defamatory; (c) Provider has not obtained a necessary consent, license, permission or release necessary to grant RN the rights granted hereunder; (d) the Content does not comply with any federal, state and local laws and regulations that are applicable to the transmission or use of the Content as permitted or contemplated by this Agreement for each country in which the Content is intended to be transmitted or delivered; (e) Provider has not accorded credit to a third party with respect to, or to respect any third party's rights against changes to the Content; (f) Provider does not have the full power and authority to enter into this Agreement and to perform its obligations hereunder; or (g) Provider has not paid any amounts due any third-party content Provider or other person or entity that has a right to receive any royalty or other payment as a result of the transmission or other use of the Content as contemplated by or provided under this Agreement.

9. RN INDEMNIFICATION. RN shall defend, indemnify, and hold Provider harmless against any and all claims, damages, costs, and expenses (including reasonable attorneys' fees) arising out of or in connection with any third party claim that: (a) the Promotions in the RN Properties, other than as supplied, permitted, or instructed by Provider, violate any existing law, infringe upon or misappropriate any third party proprietary rights, either in whole or in part; (b) that RN does not have the full power and authority to enter into this Agreement and to perform its obligations hereunder; or (c) the proprietary portions within the RN Properties (not including content supplied by third parties or by Provider) violate any existing law, infringe upon or misappropriate any


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         copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary or intellectual property rights of any third party, either in whole or in part.

10. CONDITIONS OF INDEMNIFICATION. A party's obligation to indemnify the other party is expressly conditioned on the Indemnified Party: (a) giving written notice of the claim promptly to the Indemnifying Party;
         (b) giving the Indemnifying Party control of the defense and settlement of the claim utilizing, if necessary, legal counsel to be selected by the Indemnifying Party upon approval of the other party; (c) providing to the Indemnifying Party all available information and assistance (at the Indemnifying Party's expense); and (d) not compromising or settling such claim, without the other party's prior written consent.

11. LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO THE OTHER PARTY IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

12. NOTICES AND CONTACT INFORMATION. Any notice or payment to be made or given to any party shall be sufficiently made or given on the date of mailing if addressed to RN or Provider as set forth below and: (a) if delivered personally with receipt acknowledged; or (b) sent by Federal Express or comparable international courier service for the soonest possible delivery. Either party may change its notice and contact information by providing notice, in the manner set forth above, to the other party.

                  RN:                             MEDIAWEBCAST:
                  General Counsel                 Gene Fein, President
                  RealNetworks, Inc.              MediaWebcast
                  2601 Elliott Ave.               1640 Fifth Street, Suite 218
                  Seattle, Washington 98121       Santa Monica, California 90401
                  U.S.A.                          U.S.A.

                  With a copy to:                 Gail F. Rosenblum
                  Leigh McMillan                  at the same address
                  at the same address

13. NON-ASSIGNMENT. No party may assign, sublicense, transfer, encumber or otherwise dispose of this Agreement without the prior written approval of the other party, which shall not unreasonably be withheld. Any attempted assignment, sublicense, transfer, encumbrance or other disposal of this Agreement by either party in violation of this provision will constitute a material default and breach of this Agreement. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

14. TERM RENEWAL. RN may renew the agreement for a subsequent three (3) month renewal period on a non-exclusive basis upon written notice at least thirty (30) days prior to the end of the initial Term.

15. CONFIDENTIALITY. The parties acknowledge that confidential information is valuable and unique and that disclosure in breach of this confidentiality provision will result in irreparable injury to its owner. From the Effective Date and for a period of three (3) years from the date of termination or expiration of this Agreement, neither party shall use, disclose, or permit any person to obtain any confidential information of the other party. As used herein, "confidential information" includes any materials developed or generated hereunder (whether or not such confidential information is in written or tangible form) that is marked confidential or, if not so marked, could reasonably be interpreted to be confidential. If either party receives a request from any third party for the confidential information of the other party, or if such party is directed to disclose any portion of any confidential information of the other party by operation of law or in connection with a judicial or governmental proceeding or arbitration, it will immediately notify the other party and will assist the other party in seeking a suitable protective order or assurance of confidential treatment to preserve the confidentiality of any such confidential information. If either party breaches or threatens to breach of the terms of this confidentiality provision, the non-breaching party shall be entitled to an injunction prohibiting any such breach.

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         Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of money damages.

16. PRESS RELEASES AND PUBLIC STATEMENTS. No party shall issue any press releases or make public statements relating to this Agreement or the relationship between the parties without the other party's review of and written consent to such press release or public statement.

17. MISCELLANEOUS. This Agreement constitutes the final agreement between the parties with regard to the subject matter herein, and supersedes and cancels all prior negotiations, understandings, correspondence and agreements, oral and written, express or implied, between the parties with regard to the subject matter herein. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other. This Agreement shall be governed by the laws of the State of California without regard to conflicts of law provisions. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

REALNETWORKS, INC.                           CORPAS INVESTMENTS, INC.
                                                D/B/A MEDIAWEBCAST


By:  /s/ Mark Hael                           By:      /s/ Molly A. Miles
    ----------------------------------          --------------------------------
Name:    Mark Hael                           Name:    Molly A. Miles
     ---------------------------------            ------------------------------
Title:   VP Media Programming                Title:   CEO
      --------------------------------             -----------------------------
Date:    8/14/00                             Date:    8/10/00
     ---------------------------------            ------------------------------

EXHIBIT A

DESCRIPTION OF CONTENT:

The Content is a forty (40) minute video featuring the most popular and highest quality video segments from the Provider UFO video archive. Provider will assume all editing and production responsibility associated with creating the Content. Provider will edit the film in such a way that RN may offer eight (8) complete shorter segments of the film, primarily for narrowband use.

PROMOTION BY RN:

RN will promote availability of the Content and Promotion through RN web site properties and RN products. In addition, RN agrees to provide Provider's online property, UFOTV, appropriate branding attribution and distribution on an editorially-driven basis through Real.com Network channels.

PROMOTION BY PROVIDER:

Provider agrees to promote RN's exclusive UFO Player Plus promotion from UFOTV.com during the term of the promotion. Should Provider make the highlight film available on their online properties after the Term, it shall be featured exclusively in RealVideo 8.

RESTRICTIONS ON REALPLAYER PLUS USERS ACCESS:

RN shall be responsible for all back-end work associated with the exclusive Player Plus promotion, including creating a secure web site where Player Plus users only may view the Content.

PAYMENT TERMS:

RN will pay Provider a one (1) time, all-in licensing fee of twenty thousand dollars ($20,000), payable in full within ten (10) business days after execution of this Agreement. All payments due hereunder are exclusive of any applicable taxes, and Provider shall be responsible for all applicable national, state, and local taxes, value added or sales taxes, tariffs, exchange, interest, banking, collection, and other charges and levies and assessments pertaining to the payments.

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applicable taxes, and Provider shall be responsible for all applicable national, state, and local taxes, value added or sales taxes, tariffs, exchange, interest, banking, collection, and other charges and levies and assessments pertaining to the payments.